Filed Pursuant to Rule 424(b)(3)
Registration No. 333-156633

SUPPLEMENTAL INFORMATION - The prospectus of KBS Strategic Opportunity REIT, Inc. consists of this sticker, the prospectus dated April 16, 2012, supplement no. 1 dated April 16, 2012, supplement no. 2 dated April 16, 2012 and any supplements filed subsequent thereto.
Supplement no.1 includes:

•	prior performance information through December 31, 2011.
Supplement no.2 includes:

•	the status of the offering;

•	information with respect to our real estate and real estate-related investments, including yield on real estate investments and outstanding debt obligations;

•	selected financial data;

•	information with respect to the historical operating performance of our real estate and real estate-related investments;

•	fees earned by and expenses reimbursable to our advisor and the dealer manager;

•	information about our share redemption program;

•	distributions declared and paid;

•	quantitative and qualitative disclosures about market risk;

•	information regarding experts; and

•	information incorporated by reference.